Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated March 25, 2022, with respect to the consolidated financial statements of Exicure, Inc. incorporated herein by reference.
(signed) KPMG LLP
Chicago, Illinois
March 25, 2022